UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2003

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On May 16, 2003, at a regularly scheduled meeting of the Board of Directors of Western Gas Resources, Inc. (the “Company”), the Board elected Mr. James A. Senty as the Chairman of Board.

Mr. Senty has served as a director of the Company since 1987.  Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960.  He has owned several banking interests since 1976 and currently serves as Chairman of the Board of The Park Bank, Park Bank Corporation and Deerfield Financial.  Mr. Senty serves as a trustee for The State of Wisconsin Investment Board, and was recently appointed as Chairman of that Board.  He is also Chairman of the Board and President of Midwest Bottle Gas Co., a company that directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states.

Mr. Senty replaces Mr. Brion Wise as Chairman of the Board of Directors, who served in that capacity since July 1987.  Mr. Wise will remain as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: May 19, 2003	By:	/s/ William J. Krysiak
		Name:	William J. Krysiak
		Title:	Executive Vice President and
Chief Financial Officer